EXHIBIT 32.1

SECTION 906 CERTIFICATION

CERTIFICATION (1)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Michael R. Stewart, the Chief Executive Officer of MELA Sciences, Inc. (the “Company”), and Robert Cook, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2015

/s/ Michael R. Stewart
Name: Michael R. Stewart
Title: Chief Executive Officer

/s/ Robert Cook
Name: Robert Cook
Title: Chief Financial Officer

(1)	This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of MELA Sciences, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to MELA Sciences, Inc. and will be retained by MELA Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.